SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)                         June 22, 2007

Cromwell Uranium Corp.
(formerly Arbutus Resources, Inc.)
(Exact name of Registrant as specified in its charter)

Nevada	333-134549	83-0483725
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

1640 Terrace Way, Walnut Creek, CA 94597
(Address of principal executive offices) (Zip Code)

(925) 930-0100
(Registrant’s Telephone Number, Including Area Code)

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

We previously reported that we offered and sold $545,000 of debentures pursuant to a private placement on June 22, 2007. An additional $50,000 of debentures were sold effective June 27, 2007. The proceeds from the additional sale of debentures were also loaned to Cromwell Uranium Holdings, Inc. on the same terms as our prior loan.

We previously reported that we are contemplating a private placement of our Units. We  now contemplate a price per unit increase from $.50 to $1 and an increase in the warrant exercise price from $0.75 to $1.50. Aggregate gross proceeds remain of $3.1 million, including the $595,000 sold in the offering of our debentures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion under Item 1.01 of this Report regarding the our Debentures, which discussion is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation*
10.1	Securities Purchase Agreement, dated as of June 22, 2007, among the Registrant, certain purchasers and Gottbetter & Partners, LLP as escrow agent*
10.2	Form of Debenture, dated June 22, 2007*
10.3	Bridge Loan And Control Share Pledge And Security Agreement, dated as of June 22, 2007, among and the Registrant and Cromwell Uranium Holdings, Inc.*
10.4	Bridge Loan Promissory Note, dated June 22, 2007*
10.5	Pledge and Escrow Agreement, dated as of June 22, 2007, among the Registrant, Cromwell Uranium Holdings, Inc. and Gottbetter & Partners LLP as escrow agent*
* Incorporated by reference to the Registrant’s Form 8-K, dated June 22, 2007.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cromwell Uranium Corp.

Date: June 28, 2007	By:	/s/ David Rector
David Rector
President